As filed with the Securities and Exchange Commission on September 18, 2009

Registration No. 333-160517

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RESTAURANT CONCEPTS OF AMERICA INC.
(Name of registrant in its charter)

Nevada	5810	26-3121630
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

11301 Lakeline Boulevard
Austin, Texas 78717
Phone: (512) 585-5511
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

Incorp. Services, Inc.
375 N. Stephanie Street, Suite 1411
Henderson, Nevada, 89014-8909
(702) 866-2500
 (Name, address and telephone number of agent for service)

Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public:
as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount Being Registered	Proposed Maximum Price Per Share(1)	Proposed Maximum Aggregate Price(1)	Amount of Registration Fee

Common Stock	110,003	$0.15	$16,500.45	$0.92

Total	110,003	$0.15	$16,500.45	$0.92

(1) The offering price is the stated, fixed price of $0.15 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457. This amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

The Registrant hereby amends its Registration Statement, on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

RESTAURANT CONCEPTS OF AMERICA INC.

RESALE OF
110,003 SHARES OF COMMON STOCK

The selling stockholders listed on page 30 may offer and sell up to 110,003 shares of our common stock under this Prospectus for their own account.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.15 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We have not generated any revenue through May 31, 2009 and had limited revenue in August, 2009, had negative working capital of $19,944 as of May 31, 2009, and cash on hand of $3,481 as of May 31, 2009, and have budgeted the need for approximately $500,000 of additional funding during the next 12 months to continue our business operations and expand our operations as planned, and we can provide no assurances that such funding can be raised on favorable terms, if at all.  We believe we can continue our operations for approximately the next nine (9) months if no additional financing is raised. If we are unable to raise adequate working capital for fiscal 2009 and 2010, we will be restricted in the implementation of our business plan.  If this were to happen, the value of our securities would diminish and we may be forced to change our business plan for fiscal 2009 and 2010, which would result in the value of our securities declining in value and/or becoming worthless.  If we raise an adequate amount of working capital to implement our business plan, we anticipate incurring net losses until a sufficient client base can be established, of which there can be no assurance.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 8, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS   _________, 2009

TABLE OF CONTENTS

Prospectus Summary	5
Summary Financial Data	7
Risk Factors	8
Use of Proceeds	15
Dividend Policy	15
Legal Proceedings	15
Directors, Executive Officers, Promoters and Control Persons	15
Executive and Director Compensation	16
Security Ownership of Certain Beneficial Owners and Management	19
Interest of Named Experts and Counsel	19
Indemnification of Directors and Officers	20
Description of Business	21
Description of Property	23
Management's Discussion and Analysis of Financial Condition and Results of Operations	24
Certain Relationships and Related Transactions	27
Corporate Governance	27
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	28
Descriptions of Capital Stock	28
Shares Available for Future Sale	29
Plan of Distribution and Selling Stockholders	30
Market for Common Equity and Related Stockholder Matters	32
Additional Information	32
Legal Matters	33
Financial Statements	F-1

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," and "RCOA" refer to Restaurant Concepts of America Inc., a Nevada corporation.  "Common Stock" refers to the common stock, par value $0.001 per share, of Restaurant Concepts of America Inc.

The Company was incorporated in Nevada on August 1, 2008.  We are currently in the development stage, and plan to operate, funding permitting, as a restaurant holding company specializing in the development and expansion of independent restaurant concepts into multi-unit locations through corporate-owned stores, licensing, and franchising opportunities.  We have not generated any significant revenues to date, nor do we currently have any significant assets; however, as described in greater detail below, we do have one client with whom we have contracted with.

We believe there are compelling opportunities in the restaurant industry to acquire proven independent restaurant concepts and expand through the opening of corporate-owned stores offering franchise opportunities.  The Company envisions that there will be acquisition opportunities in the sandwich, bakery-cafe, quick-casual, casual dining and family dining segments of the restaurant industry, and the Company hopes to actively pursue acquisitions in such dining segments in the future, funding permitting.  The Company will not, however, actively pursue quick service restaurant (“QSR”), or “fast food” restaurant, opportunities but will evaluate potential QSR acquisitions on a case-by-case basis.

The Company’s current business plan anticipates franchising its future concepts once they have been incubated and sufficiently developed to generate interest from potential franchisees, of which there can be no assurance.  The Company plans to weigh the advantages and disadvantages of franchising for any of its future portfolio concepts assuming each concept has been developed through corporate-owned locations, of which there can be no assurance, to a point where franchising is feasible.  It is important to note that we have had no discussions pertaining to any acquisitions and none have been identified to date.  Furthermore, we do not currently have sufficient cash on hand to complete any acquisitions, in the event any are located, and will need to raise significant additional capital in the future to complete any proposed acquisitions.  The Company offers no assurances that it will complete any acquisitions in the future.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

SUMMARY OF THE OFFERING:

Common Stock Offered:	110,003 shares by selling stockholders

Common Stock Outstanding Before The Offering:	10,110,003 shares

Common Stock Outstanding After The Offering:	10,110,003 shares

Use Of Proceeds:	We will not receive any proceeds from the shares offered by the selling stockholders in this offering.

Offering Price:
The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and Directors and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of us, or any other objective standard of value. We believe that no shares will be sold by the selling shareholders prior to us becoming a publicly-traded company, at which time the selling shareholders will sell shares based on the market price of such shares. We are not selling any shares of our common stock, and are only registering the re-sale of shares of common stock previously sold by us.

No Market:
No assurance is provided that a market will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Need for Additional Financing:
We have generated limited revenues to date and anticipate the need for approximately $500,000 of additional funding during the next 12 months to continue our business operations and expand our operations as planned, and we can provide no assurances that such funding can be raised on favorable terms, if at all.  We believe we can continue our operations for approximately the next nine (9) months if no additional financing is raised.  If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.  Even assuming we raise the additional capital we require to continue our business operations, we will require substantial fees and expenses associated with this offering, and we anticipate incurring net losses for the foreseeable future.  Our need for additional funding is described in greater detail below under “Liquidity and Capital Resources”.

Going Concern:
Because of our need for additional funding (as described above), as well as other factors, our independent accountants have issued a going concern opinion as described in greater detail in Note 3 to our audited financial statements filed herewith.

Address:	11301 Lakeline Boulevard
Austin, Texas 78717

Telephone Number:	(512) 585-5511

SUMMARY FINANCIAL DATA

You should read the summary financial information presented below as of May 31, 2009 and August 31, 2008, for the three and nine months ended May 31, 2009, and for the period from August 1, 2008 (inception) until May 31, 2009. We derived the summary financial information from our unaudited financial statements for the three and nine month periods ended May 31, 2009, and from our audited financial statements for the period from August 1, 2008 (inception) until August 31, 2008, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

BALANCE SHEET INFORMATION

	May 31, 2009	August 31, 2008
	(unaudited)

Cash	$3,481	$-
Total assets	$3,481	$-

Total liabilities	$13,425	$10,300

Common stock, $0.001 par value, 100,000,000 shares authorized,
10,000,000 shares issued and outstanding	10,000	10,000
Additional paid-in capital	12,750	-
Deficit accumulated during the development stage	(32,694)	(20,300)
Total liabilities and stockholders' deficit	$3,481	$-

STATEMENT OF OPERATIONS INFORMATION

	Three Months Ended May 31,	Nine Months Ended May 31,	Inception (August 1, 2008) Through May 31, 2009
	2009	2009
	(unaudited)	(unaudited)	(unaudited)

Operating Expenses
General and administrative	$13,912	$22,394	$42,694

Net Loss	$(13,912)	$(22,394)	$(42,694)

RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

The Company's business is subject to the following Risk Factors (references to "our," "we," "RCOA" and words of similar meaning in these Risk Factors refer to the Company):

General

WE HAVE FUTURE CAPITAL NEEDS AND WITHOUT ADEQUATE CAPITAL WE MAY BE FORCED TO CEASE OR CURTAIL OUR BUSINESS OPERATIONS.

Our growth and continued operations could be impaired by limitations on our access to capital markets.   Furthermore, we can give no assurances that the limited capital we have raised and the additional capital available to us from our principals, if any, will be adequate for our long-term growth.  If financing is available, it may involve issuing securities senior to the Shares or equity financings, which are dilutive to holders of the Shares.  In addition, in the event we do not raise additional capital from conventional sources, such as our existing investors or commercial banks, there is every likelihood that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan (see also the description of our required capital for fiscal 2009 and 2010 as described below under “Liquidity and Capital Resources”).

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations.  If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.  As of the date of this Prospectus, we have only limited operations and have not generated any significant revenues since the Company’s inception on August 1, 2008.

WE HAVE NOT GENERATED ANY SIGNIFICANT REVENUES SINCE OUR INCEPTION IN AUGUST 2008.

Since the our inception in August 2008, we have yet to generate any significant revenues, and currently have only limited operations, as we are presently in the development stage of our business development.  We make no assurances that we will be able to generate any significant revenues in the future and/or that we will be able to gain clients in the future to build our business to the level of revenue generation.

SHAREHOLDERS WHO HOLD UNREGISTERED SHARES OF OUR COMMON STOCK ARE SUBJECT TO RESALE RESTRICTIONS PURSUANT TO RULE 144, DUE TO OUR STATUS AS A “SHELL COMPANY.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder or us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

OUR AUDITOR HAS RAISED SUBSTANTIAL DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN.

We have not generated any revenue through May 31, 2009 and had limited revenue in August, 2009, had a working capital deficit of $19,944 as of May 31, 2009 and had a net loss of $20,300 for the period from inception (August 1, 2008) to August 31, 2008 and a net loss of $22,394 for the nine months ended May 31, 2009.  These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot obtain additional financing and/or attain profitable operations.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if we cannot continue as a going concern, your investment could become devalued or even worthless.

THE SUCCESS OF THE COMPANY DEPENDS HEAVILY ON DAVID CHO AND PETE WAINSCOTT AND THEIR INDUSTRY CONTACTS.

The success of the Company will depend on the abilities of David Cho, our President, Chief Executive Officer, and Director, and Pete Wainscott, our Director, to generate business from their existing contacts and relationships within the restaurant industry.  The loss of Mr. Cho or Mr. Wainscott will have a material adverse effect on the business, results of operations (if any) and financial condition of the Company.  In addition, the loss of Mr. Cho or Mr. Wainscott may force the Company to seek a replacement or replacements, who may have less experience, fewer contacts, or less understanding of the business.  Further, we can make no assurances that we will be able to find a suitable replacement for either Mr. Cho or Mr. Wainscott, which could force the Company to curtail its operations and/or cause any investment in the Company to become worthless.  The Company does not have an employment agreement with Mr. Cho or Mr. Wainscott.

OUR OFFICERS AND DIRECTORS EXERCISE MAJORITY VOTING CONTROL OVER THE COMPANY AND THEREFORE EXERCISE CONTROL OVER CORPORATE DECISIONS INCLUDING THE APPOINTMENT OF NEW DIRECTORS.

David Cho, our President, Chief Executive Officer, and Director, can vote an aggregate of 5,500,000 shares, equal to 54.4% of our outstanding common stock and Pete Wainscott, our Director can vote an aggregate of 3,500,000 shares, equal to 34.6% of our outstanding common stock.  Therefore, Mr. Cho and Mr. Wainscott are able to vote 89.0% of our outstanding shares of common stock and therefore exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will be minority shareholders and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for other shareholders to remove Mr. Cho or Mr. Wainscott as Directors of the Company, which will mean they will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

OUR OFFICERS AND DIRECTORS HAVE OTHER EMPLOYMENT OUTSIDE OF THE COMPANY, AND AS SUCH, MAY NOT BE ABLE TO DEVOTE SUFFICIENT TIME TO OUR OPERATIONS.

David Cho, our President, Chief Executive Officer, and Director is our only employee, and he along with Pete Wainscott, are our only officers and Directors. Further, Mr. Cho and Mr. Wainscott each currently have employment outside of the Company.  As such, Mr. Cho spends approximately 40 hours per week on Company matters and Mr. Wainscott only spends approximately 5-10 hours per week on Company matters; and as such, they may not be able to devote a sufficient amount of time to our operations.  This may be exacerbated by the fact that Mr. Cho is currently our only officer.  If Mr. Cho and Mr. Wainscott are not able to spend a sufficient amount of their available time on our operations, we may never gain any clients, may not ever generate any significant revenue and/or any investment in the Company could become worthless.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO FORECAST OUR FUTURE RESULTS, MAKING ANY INVESTMENT IN US HIGHLY SPECULATIVE.

We have a limited operating history, and our historical financial and operating information is of limited value in predicting our future operating results.  We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts.  Our current and future expense levels are based largely on our investment plans and estimates of future revenue.  As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could then force us to curtail or cease our business operations.

OUR INDUSTRY IS HIGHLY COMPETITIVE.

The restaurant industry is highly competitive and fragmented. The Company expects competition to intensify in the future. The Company expects to compete with numerous national, regional and local restaurants, restaurant holding companies and restaurant chains, many of which have substantially greater financial, managerial and other resources than those presently available to the Company.  Further, in the event the Company acquires and/or establishes restaurant concepts that can be franchised, the Company will compete with numerous other restaurants for potential franchisees.  Numerous well-established companies are focusing significant resources on building and establishing profitable restaurant concepts that currently compete and will compete with the Company's business in the future.  The Company can make no assurance that it will be able to effectively compete with other restaurant developers or that competitive pressures, including possible downward pressure on the restaurant industry as a whole, will not arise. In the event that the Company cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on the Company’s business, results of operations and financial condition.

OUR GROWTH WILL PLACE SIGNIFICANT STRAINS ON OUR RESOURCES.

The Company is currently in the development stage, with only limited operations, and is currently seeking out potential restaurant concepts and sources of revenue, and has not generated any significant revenues since inception on August 1, 2008.  The Company's growth, if any, is expected to place a significant strain on the Company's managerial, operational and financial resources as David Cho is our only officer and employee; and the Company will likely continue to have limited employees in the future. Furthermore, assuming the Company is able to acquire and develop successful restaurant concepts, of which there can be no assurance, it will be required to manage multiple relationships with various customers, franchisees and other third parties. These requirements will be exacerbated in the event of further growth of the Company. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company will be able to achieve the rapid execution necessary to successfully implement its business plan. The Company's future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its business, if any. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

OUR ARTICLES OF INCORPORATION, AS AMENDED, AND BYLAWS LIMIT THE LIABILITY OF, AND PROVIDE INDEMNIFICATION FOR, OUR OFFICERS AND DIRECTORS.

Our Articles of Incorporation, generally limit our officers' and Directors' personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or Director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, as amended, and Bylaws provide indemnification for our officers and Directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or Director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or Director is made a party or is threatened to be made a party, or in which the officer or Director is involved by reason of the fact that he is or was an officer or Director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is an alleged action in an official capacity as an officer or Director, or in any other capacity while serving as an officer or Director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and Directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and Directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

IF THE REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART BECOMES EFFECTIVE, WE WILL BECOME A PUBLIC REPORTING COMPANY, AND WILL INCUR SIGNIFICANT INCREASED COSTS IN CONNECTION WITH COMPLIANCE WITH SECTION 404 OF THE SARBANES OXLEY ACT, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

If the Registration Statement, of which this Prospectus is a part, becomes effective, we will become subject to among other things, the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and will incur significant legal, accounting and other expenses in connection with such requirements.  The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Relating To the Company’s Securities

WE HAVE NEVER ISSUED CASH DIVIDENDS IN CONNECTION WITH OUR COMMON STOCK AND HAVE NO PLANS TO ISSUE DIVIDENDS IN THE FUTURE.

We have paid no cash dividends on our common stock to date and it is not anticipated that any cash dividends will be paid to holders of our common stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of our business, it is anticipated that any earnings will be retained to finance our future expansion.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

Our common stock will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS THROUGH THE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL SHARES.

Secondary trading in our common stock will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR STOCKHOLDERS HAVE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our Directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, our Directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, Directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of Directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

WE DO NOT CURRENTLY HAVE A PUBLIC MARKET FOR OUR SECURITIES. IF THERE IS A MARKET FOR OUR SECURITIES IN THE FUTURE, SUCH MARKET MAY BE VOLATILE AND ILLIQUID.

There is currently no public market for our common stock. In the future, we hope to quote our securities on the Over-The-Counter Bulletin Board (“OTCBB”). However, we can make no assurances that there will be a public market for our common stock in the future. If there is a market for our common stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;
(3)	the number of shares in our public float;
(4)	increased competition; and
(5)	conditions and trends in the market for restaurant services and the restaurant industry as a whole.

Furthermore, if our common stock becomes quoted on the OTCBB in the future, of which there can be no assurance, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.  Additionally, moving forward we anticipate having a limited number of shares in our public float, and as a result, there could be extreme fluctuations in the price of our common stock.  Further, due to the limited volume of our shares which trade and our limited public float, we believe that our stock prices (bid, ask and closing prices) will be entirely arbitrary, will not relate to the actual value of the Company, and will not reflect the actual value of our common stock.  Shareholders and potential investors in our common stock should exercise caution before making an investment in the Company, and should not rely on the publicly quoted or traded stock prices, if any, in determining our common stock value, but should instead determine the value of our common stock based on the information contained in the Company's public reports, industry information, and those business valuation methods commonly used to value private companies.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION AUTHORIZE US TO ISSUE SHARES OF STOCK, WHICH SHARES MAY CAUSE SUBSTANTIAL DILUTION TO OUR EXISTING SHAREHOLDERS.

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. As of the date of this Prospectus, we have 10,110,003 shares of common stock issued and outstanding and no shares of Preferred Stock issued and outstanding.  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders.  Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding.  As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and Preferred Stock, which could cause substantial dilution to our existing shareholders.  Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this offering and/or give those holders the power to prevent or cause a change in control.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

IF OUR COMMON STOCK IS NOT APPROVED FOR QUOTATION ON THE OVER-THE-COUNTER BULLETIN BOARD, OUR COMMON STOCK MAY NOT BE PUBLICLY-TRADED, WHICH COULD MAKE IT DIFFICULT TO SELL SHARES OF OUR COMMON STOCK AND/OR CAUSE THE VALUE OF OUR COMMON STOCK TO DECLINE IN VALUE.

In order to have our common stock quoted on the OTCBB, which is our current plan, we will need to first have this Registration Statement declared effective; then engage a market maker, who will file a Form 15c2-11 with the Financial Industry Regulatory Authority ("FINRA"); and clear FINRA comments to obtain a trading symbol on the OTCBB. Assuming we clear SEC comments and assuming we clear FINRA comments, of which we can provide no assurances, we anticipate receiving a trading symbol and having our shares of common stock quoted on the OTCBB in approximately one (1) to two (2) months after the effectiveness of this Registration Statement. In the event we are unable to have this Registration Statement declared effective by the SEC or our Form 15c2-11 is not approved by the FINRA, we plan to file a 15c2-11 to quote our shares of common stock on the Pink Sheets. If we are not cleared to have our securities quoted on the OTCBB and/or in the event we fail to obtain effectiveness of this Registration Statement, and are not cleared for trading on the Pink Sheets, there will be no public market for our common stock and it could be difficult for our then shareholders to sell shares of common stock which they own. As a result, the value of our common stock will likely be less than it would otherwise due to the difficulty shareholders will have in selling their shares. If we are unable to obtain clearance to quote our securities on the OTCBB and/or the Pink Sheets, it will be difficult for us to raise capital and we could be forced to curtail or abandon our business operations, and as a result, the value of our common stock could become worthless.

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USE OF PROCEEDS

We will not receive any proceeds from the resale of already issued and outstanding shares of common stock by the Selling Stockholders which are offered in this Prospectus.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of our Directors and executive officers. There are no other persons who can be classified as a promoter or controlling person of us. Our executive officers and Directors currently serving are as follows:

Name	Age	Position

David Cho	31	President, Chief Executive Officer, Secretary, Treasurer and Director

Pete Wainscott	48	Director

BIOGRAPHICAL INFORMATION

David Cho has served as our President, Chief Executive Officer, Secretary, Treasurer and Director since inception on August 1, 2008.  Mr. Cho is also currently the owner and operator of DSC Classic Subs, a business he has owned since July 2006 that currently owns two Quiznos Sub locations in Austin, Texas.  Prior to this, he was the executive chef of Kenichi, a contemporary Asian cuisine and sushi restaurant in Austin, Texas, from April 2004 to July 2006.  From November 2001 to April 2004, he was the owner and operator of Midori Sushi, a sushi restaurant in Austin, Texas.

Mr. Cho has been in the restaurant business for over 10 years.  He is currently an active member and supporter of Cedar Park Chamber of Commerce, and a member of Marketing Action Team through corporate office of Quiznos.

Pete Wainscott has served as our Director since inception on August 1, 2008.  He is also currently the President and Chief Executive Officer of Reliable Cleaning Service in Austin, Texas, a position he has held since September 1993.  Additionally, he has been the President and Chief Executive Officer of Ivory Slate since June 2005.  From September 1987 to August 1993, he was the owner, Secretary and Treasurer of Fiesta Flowers in Austin, Texas.

Mr. Cho spends approximately 40 hours per week on Company matters and Mr. Wainscott only spends approximately 5-10 hours per week on Company matters.

Our Directors and any additional Directors we may appoint in the future are elected annually and will hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining Directors.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Executive Compensation Table:

Name and principal position (a)	Year ended August 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
David Cho CEO, President, Secretary, Treasurer and Director	2009	-	-	-		-	-	-	-	-
	2008	-	-	550	(1)	-	-	-	-	550

The table above does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.

(1) Represents 5,500,000 restricted shares of common stock issued to David Cho, our President, CEO and Director, which shares were issued to Mr. Cho in consideration for services rendered as the Company’s President, CEO, Secretary and Director, and which were valued at their par value, $0.001 per share, for an aggregate value of $550, pursuant to FAS 123(R).  The number of shares issued to Mr. Cho in consideration for his services to the Company was determined in the sole discretion of the Board of Directors of the Company (consisting solely of Mr. Cho and Mr. Wainscott) based on the capitalization of the Company, the services rendered by Mr. Cho, the restricted nature of the shares and the fact that no public market existed for the Company’s shares, and the fact that Mr. Cho had agreed to render such services solely in consideration for shares of the Company’s common stock.

Stock Option Grants

We have not granted any stock options since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with David Cho, our President, Chief Executive Officer, Secretary, Treasurer and Director, or with Pete Wainscott, our Director.

DIRECTOR COMPENSATION

The Table below sets forth the total compensation paid to our non-executive Director for the year ended August 31, 2009 .

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Pete Wainscott Director	-	-	-	-	-	-	-

The table above does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors.  The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination.  As our executive officers currently draw no compensation from us, we do not currently have any executive compensation program in place.  Our Board of Directors also reserves the right to pay our executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance.  This package may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies.  Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.   We do not currently anticipate paying any cash compensation to our officers until such time as we generate revenues sufficient to support our operations and planned business activities, if ever.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

Audit Committee and Financial Expert

The Company is not required to have an audit committee and as such, does not have one.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors, evaluated the business of the Company and the number of employees and determined that since the business is operated by only two persons our President, Chief Executive Officer, Secretary, Treasurer and Director, David Cho, and our Director, Pete Wainscott, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines.   In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of all shares of common stock as of September 1, 2009 by (i) each person who owns beneficially more than five percent (5%) of the outstanding shares of common stock based on 10,110,003 shares outstanding as of September 1, 2009, (ii) each of our Directors, (iii) each named executive officer and (iv) all Directors and officers as a group. Except as otherwise indicated, all shares are owned directly.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
David Cho President, Chief Executive Officer, Secretary, Treasurer and Director 11301 Lakeline Boulevard Austin, Texas 78717	5,500,000	54.4%
Pete Wainscott Director 11301 Lakeline Boulevard Austin, Texas 78717	3,500,000	34.6%
David Loev 6300 West Loop South, Suite 280 Bellaire, Texas 77401	1,000,000	9.9%
All Officers and Directors as a Group (2 individuals)	9,000,000	89.0%

The number of shares of common stock owned are those "beneficially owned" as determined in accordance with Rule 13d-3 of the Exchange Act of 1934, as amended, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right.

INTEREST OF NAMED EXPERTS AND COUNSEL

This Form S-1 Registration Statement was prepared by our counsel, The Loev Law Firm, PC.  The financial statements attached hereto were audited by LBB & Associates Ltd., LLP (“LBB”).  David M. Loev, the manager of The Loev Law Firm, PC, beneficially owns 1,000,000 shares of our common stock (the “Loev Shares”).  Other than the Loev Shares, neither David M. Loev, The Loev Law Firm, PC nor LBB, has any interest contingent or otherwise in Restaurant Concepts of America Inc.

EXPERTS

The financial statements of the Company as of August 31, 2008, included in this Prospectus, have been audited by LBB, our independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes and our Articles of Incorporation, as amended, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory Director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us.  The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above.  An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.  Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee.  The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

FORWARD LOOKING STATEMENTS

This Form S-1 includes forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning.  Various factors could cause actual results to differ materially from those expressed in the forward-looking statements, including those described in "Risk Factors" in this Prospectus.  We urge you to be cautious of these forward-looking statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

DESCRIPTION OF BUSINESS

Overview

The Company was incorporated in Nevada on August 1, 2008.  We are currently a development stage company and plan to operate as a restaurant holding company specializing in the development and expansion of proven independent restaurant concepts into multi-unit locations through corporate-owned stores, licensing, and franchising opportunities, funding permitting.  We have not generated any significant revenues to date, nor do we currently have any assets; however, as described in greater detail below, we do have one client with whom we have contracted with.  Our mailing address is 11301 Lakeline Boulevard, Austin, Texas 78717, our telephone number is (512) 585-5511 and our fax number is (512) 331-5896.

Business Overview

We believe there are compelling opportunities in the restaurant industry to acquire proven independent restaurant concepts and expand through the opening of corporate-owned stores offering franchise opportunities.  The Company envisions that there will be acquisition opportunities in the sandwich, bakery-cafe, quick-casual, casual dining and family dining segments of the restaurant industry, and the Company hopes to actively pursue acquisitions in such dining segments in the future, funding permitting.  The Company will not, however, actively pursue quick service restaurant (“QSR”), or “fast food” restaurant, opportunities but will evaluate potential QSR acquisitions on a case-by-case basis.

The Company believes that the ideal independent restaurant concept acquisition candidate has the following characteristics:

•	Average unit volumes (“AUVs”) higher than comparable concepts within its segment;
•	Unit build-out costs which are less than the AUV’s historically generated by the concept;
•	Unit-level earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) that is higher than comparable concepts within its segment;
•	Prime costs, equal to food and variable labor costs, that are lower than comparable concepts within its segment;
•	A strong presence in a desirable demographic marketing area (“DMA”) that can act as a strong foundation from which to grow; and
•	Appeal across multiple day-parts (i.e. breakfast, lunch and dinner).

The Company’s current business plan anticipates franchising its future concepts once they have been incubated and sufficiently developed to generate interest from potential franchisees, of which there can be no assurance.  The Company plans to weigh the advantages and disadvantages of franchising for any of its future portfolio concepts assuming each concept has been developed through corporate-owned locations, of which there can be no assurance, to a point where franchising is feasible.  It is important to note that we have had no discussions pertaining to any acquisitions and none have been identified to date.  Furthermore, we do not currently have sufficient cash on hand to complete any acquisitions, in the event any are located, and will need to raise significant additional capital in the future to complete any proposed acquisitions.  The Company offers no assurances that it will complete any acquisitions in the future.

The Company believes that franchising typically provides the most cost-effective way to rapidly expand successful concepts by mitigating the risk involved with new concepts and providing a steady stream of cash flow to the franchisor in the form of royalty payments.  Our management typically sees royalty payments of 3% to 6% of gross restaurant revenue, which are not affected by cost increases at the franchisee level.  In fact, based on the Company’s discussions with various finance groups and private equity firms, the revenue stream from franchisee royalty payments to the franchisor is predictable and steady enough that many restaurant concept buyouts are being financed through securitization of future royalty payments from the concept’s franchisees, a trend that the Company can make no assurances will continue in the future.

The Company plans to weigh the advantages and disadvantages of franchising for each of future portfolio concepts (if any) once such concept has been developed through corporate-owned locations to a point where franchising is feasible, of which there can be no assurance.  It is important to note that we have had no discussions pertaining to any acquisitions and none have been identified to date.  Additionally, the Company offers no assurances that it will complete any acquisitions in the future.

On or around August 4, 2009, the Company entered into a Consulting Agreement with Restaurant Growth Partners (“Restaurant Growth” and the “Consulting Agreement”).  Pursuant to the Consulting Agreement, Restaurant Growth agreed to retain our services for a term of three months, subject to extension as provided below.  We agreed to perform services for Restaurant Growth as an independent contractor including: making recommendations of prospective acquisition targets for Restaurant Growth; analyzing any such prospective targets; providing consultation on new concept development; assistance with preparing presentation materials to potential targets or funding sources; assistance with the preparation of operational and marketing plans, and other consulting services as requested by Restaurant Growth from time to time.

Pursuant to the Consulting Agreement, Restaurant Growth agreed to pay us $5,000 for the first three months of the Consulting Agreement, which funds we have received to date, and if Restaurant Growth decides to continue the contract thereafter, it will pay us $5,000 per month for our services.

Industry Trends

According to rankings in Restaurants and Institutions Magazine’s 43rd annual “Top 400” chains, the combined revenue of the 400 largest US-based restaurant chains was $277.2 billion in 2006, representing a 6.8% increase over 2005.”

Intellectual Property

The Company does not own any patents, licenses or copyrights related to its business.

Competition

The restaurant industry is highly competitive and fragmented. The Company expects competition to intensify in the future. The Company expects to compete with numerous national, regional and local restaurants, restaurant holding companies and restaurant chains, many of which have substantially greater financial, managerial and other resources than those presently available to the Company.  Further, in the event the Company acquires and/or establishes restaurant concepts that can be franchised, the Company will compete with numerous other restaurants for potential franchisees.  Numerous well-established companies are focusing significant resources on building and establishing profitable restaurant concepts that currently compete and will compete with the Company's business in the future.  The Company can make no assurance that it will be able to effectively compete with other restaurant developers or that competitive pressures, including possible downward pressure on the restaurant industry as a whole, will not arise. In the event that the Company cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company's primary focus will be restaurants concepts included in the market segment "Fast Casual" or "Convenient Casual" dining.  Fast Casual and Convenient Casual concepts are defined by several characteristics including walk up counter service, quality product offerings and upgraded atmospheres.  Competitors in the Fast Casual and/or Convenient Casual segments include among other businesses, many deli's and bakery cafes similar to La Madeleine, Atlanta Bread Company, and Panera Bread.

Employees

As of the date of this Prospectus, David Cho, our President, Chief Executive Officer and Director, is our only full-time employee.  Mr. Cho spends approximately 40 hours per week on Company matters.  Pete Wainscott works for the Company only in his capacity as Director and spends approximated 5 hours per week on Company matters.  The Company has no other employees or contactors.

Description of Property

David Cho, our President, Chief Executive Officer, and Director, currently supplies the Company the use of office space from his business office, free of charge.  The office space encompasses approximately 100 square feet.  Neither the Company nor Mr. Cho currently has any plans of seeking alternative arrangements for the Company’s office space and/or changing the terms of the Company’s use of such office space.

Blank Check Company Issues

Rule 419 of the Securities Act of 1933, as amended (the “Act”) governs offerings by “blank check companies.”  Rule 419 defines a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

Our management believes that the Company does not meet the definition of a “blank check company,” because, while we are in the development stage, we do have a specific business plan and purpose as described above, and our current purpose is not to engage in a merger or acquisition, and as such, we should not therefore be characterized as a “blank check company.”

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements.

COMPARISON OF OPERATING RESULTS

AUGUST 1, 2008 (INCEPTION) THROUGH AUGUST 31, 2008

We had no revenues for the period from August 1, 2008 (Inception) through August 31, 2008.  The Company is currently in the development stage of its business development and has had only limited operations to date.

We had operating expenses consisting entirely of general and administrative expenses of $20,300 for the period from August 1, 2008 (Inception) through August 31, 2008.  The general and administrative expenses are mainly attributable to professional fees, including legal and auditing fees in connection with the preparation of the Company’s Private Placement Memorandum, the audited financial statements contained therein and our corporate formation.

We had a net loss of $20,300 for the period from August 1, 2008 (Inception) through August 31, 2008. The net loss was mainly attributable to $20,300 of general and administrative expenses for the period from August 1, 2008 (Inception) through August 31, 2008.

THREE MONTHS ENDED MAY 31, 2009

We had no revenues for the three months ended May 31, 2009.  The Company is currently in the development stage of its business development and has had only limited operations to date.

We had operating expenses consisting entirely of general and administrative expenses of $13,912 for the three months ended May 31, 2009.  The general and administrative expenses are mainly attributable to professional fees, including legal and auditing fees in connection with the preparation of the Company’s Private Placement Memorandum, the audited and unaudited financial statements contained therein and our corporate formation.

We had a net loss of $13,912 for the three months ended May 31, 2009. The net loss was solely attributable to $13,912 of general and administrative expenses for the three months ended May 31, 2009.

NINE MONTHS ENDED MAY 31, 2009

We had no revenues for the nine months ended May 31, 2009.  The Company is currently in the development stage of its business development and has had only limited operations to date.

We had operating expenses consisting entirely of general and administrative expenses of $22,394 for the nine months ended May 31, 2009.  The general and administrative expenses are mainly attributable to professional fees, including legal and auditing fees in connection with the preparation of the Company’s Private Placement Memorandum, the audited and unaudited financial statements contained therein and our corporate formation.

We had a net loss of $22,394 for the nine months ended May 31, 2009. The net loss was mainly attributable to $22,394 of general and administrative expenses for the nine months ended May 31, 2009.

LIQUIDITY AND CAPITAL RESOURCES

We had total assets, consisting solely of cash of $3,481 as of May 31, 2009.

We had total liabilities consisting solely of current liabilities of $23,425 as of May 31, 2009, which included $13,275 of accounts payable in connection with legal, accounting and auditing fees and $10,150 of loan payable to related party, which amount was due to the Company’s President and Chief Executive Officer, David Cho (as described below).

We had negative working capital of $19,944 and a total accumulated deficit of $42,694 as of May 31, 2009.

We had net cash used in operating activities of $19,419 for the nine months ended May 31, 2009, which was due to $22,394 of net loss and $2,975 of accounts payable.

We had financing activities of $22,900 for the nine months ended May 31, 2009, which was due to $10,150 of proceeds from shareholder loan as a result of Mr. Cho’s loan as described below and $12,750 of proceeds from private placement in connection with the sale of shares of our common stock in connection with this Offering, as described below.

On or around October 7, 2008, the Company entered into a $10,150 Promissory Note with its President, Chief Executive Officer, and Director, David Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note bears interest at the rate of eight percent (8%) and is due and payable on October 7, 2009.

The Company estimates the need for approximately $500,000 of additional funding during the next 12 months to continue our business operations and expand our operations as planned (i.e., by building out corporate owned restaurant concepts in and around Texas), and we can provide no assurances that such funding can be raised on favorable terms, if at all.  We anticipate the need for approximately $150,000 to $250,000 to construct and implement each restaurant concept which we choose to acquire in the future.  As such, in the event we raise more than approximately $150,000 to $250,000 in additional funds, but less than $500,000, we will seek to build out at least one corporate owned restaurant concept.

We believe we can continue our operations for approximately the next nine (9) months if no additional financing is raised; provided however that we will not be able to expand our business operations or acquire any restaurant concepts, and will need to actively seek to keep our expenses associated with being a public company and marketing expenses as low as possible until such time as we can raise additional funding, if ever.   If we are unable to raise adequate working capital for fiscal 2009 and 2010, we will continue to market our services as funding permits and will continue to actively seek out additional funding for the Company’s planned expansion (as described above), but we will be restricted in the implementation of our business plan.

Assuming that our registration statement of which this Prospectus is a part is declared effective by the Commission, we plan to seek out additional debt and/or equity financing; however, we do not currently have any specific plans to raise such additional financing at this time.  We believe that by becoming a reporting company and becoming subject to the filing requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, as well as by engaging a market maker to quote our common stock on the OTCBB (as is our current plan) we will be able to make an investment in the Company more attractive to potential investors, which will help facilitate our ability to raise capital, of which there can be no assurance. The sale of additional equity securities, if undertaken by the Company and if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that future financing will be available in amounts or on terms acceptable to us, or at all.

Critical Accounting Policies:

Development Stage Policy

The Company complies with the Financial Accounting Standards Board Statement no. 7 “Accounting and Reporting by Development Stage Enterprises” in its characterization of the Company as a development stage enterprise.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Share-Based Payment

The Company accounts for employee and non-employee stock awards under SFAS 123(R), whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes”. This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely then not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.  The Company records a valuation allowance to reduce any deferred tax assets to the amount that is more likely than not to be realized.

Fair Value of Financial Instruments

The amounts reported in the balance sheets for cash, and accounts payable are short-term in nature and their carrying values approximate fair values.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

In August 2008, in connection with the Company’s formation, we issued an aggregate of 10,000,000 shares of our common stock, including 5,500,000 shares to David Cho, our President, Chief Executive Officer, and Director, in connection with his services to us as President, Chief Executive Officer, and Director, 3,500,000 shares to Pete Wainscott, our Director, in consideration for his services to us as our Director and 1,000,000 shares to our legal counsel, David M. Loev, in consideration with services rendered in connection with our formation.

On or around October 7, 2008, the Company entered into a $10,150 Promissory Note with its President, Chief Executive Officer, and Director, David Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note bears interest at the rate of eight percent (8%) and is due and payable on October 7, 2009.

David Cho, our President, Chief Executive Officer, and Director currently supplies the Company the use of office space from his business office, free of charge.  The office space encompasses approximately 100 square feet.  Neither the Company nor Mr. Cho currently has any plans of seeking alternative arrangements for the Company’s office space and/or changing the terms of the Company’s use of such office space.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders.  However, all of the transactions described above were approved and ratified by Directors.  In connection with the approval of the transactions described above, our Directors, took into account several factors, including their fiduciary duties to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.   On a moving forward basis, our Directors will continue to approve any related party transaction based on the criteria set forth above.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share (“Common Stock”) and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.  Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof.  Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Options, Warrants and Convertible Securities

We have no options, warrants or other convertible securities outstanding.

SHARES AVAILABLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock could adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through the sale of equity securities.

Upon the date of this Prospectus, there are 10,110,003 shares of common stock issued and outstanding. Upon the effectiveness of this Registration Statement, 110,003 shares of common stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the common stock develops.  The remaining 10,000,000 shares of our currently issued and outstanding common stock which are not being registered pursuant to this Registration Statement will constitute “restricted securities” as that term is defined by Rule 144 of the Act and bear appropriate legends, restricting transferability.  The Company may also raise capital in the future by issued issuing additional restricted shares to investors.

Restricted securities may not be sold except pursuant to an effective registration statement filed by us or an applicable exemption from registration, including an exemption under Rule 144 promulgated under the Act.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for the previous one year period prior to any sale; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we issue will have no liquidity and will in fact be ineligible to be resold until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.

Assuming we cease to be a “shell company” and at least a year has passed since we filed “Form 10 information” with the Commission and we otherwise meet the requirements of Rule 144, of which there can be no assurance, and assuming we remain a non-reporting company, under Rule 144 a person (or persons whose shares are aggregated) who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 under the Securities Act that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.  A person who may be deemed our affiliate, who owns shares that were purchased from us (or any affiliate) at least one year previously, is entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding Common Stock.  Sales by affiliates are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

If the Company should cease to be a “shell company” and should become a “reporting company,” the conditions applicable to the resale of securities under Rule 144 are different.  If we become a reporting company, a person (or persons whose shares are aggregated) who owns shares that were purchased from us (or any affiliate) at least six months previously,  would be entitled to sell such shares without restrictions other than the availability of current public information about us.  A person who may be deemed our affiliate, who owns shares that were purchased from us (or any affiliate) at least six months previously would be entitled to sell his shares if he complies with the volume limitations, manner of sale provisions, public information requirements and notice requirements discussed above.  A person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns restricted securities that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This Prospectus relates to the resale of 110,003 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. Except as described in footnotes below, none of the selling stockholders have had a material relationship with us since our inception.

Selling Stockholders:

Shareholder	Date Shares Acquired (1)	Common Stock Beneficially Owned Before Resale	Amount Offered	Shares Beneficially Owned After Resale (2)
Alexander VanDeWalle	April 2009	6,667	6,667	-
Andrew Vasquez	January 2009	1,667	1,667	-
Artemio Roman	June 2009	1,667	1,667	-
Arturo Barraza	April 2009	1,667	1,667	-
Brett Tice	January 2009	13,333	13,333	-
Christina Colmenero	April 2009	1,667	1,667	-
Claude Roznovak	January 2009	13,333	13,333	-
Donald Maler	April 2009	1,667	1,667	-
Douglas Jones	May 2009	1,667	1,667	-
Eduardo Munoz	January 2009	1,667	1,667	-
Enelida Carbajal	April 2009	3,333	3,333	-
Grant Jameson	May 2009	1,666	1,666	-
James Etheridge	June 2009	1,667	1,667	-
John Moseley	March 2009	1,666	1,666	-
John Nance	April 2009	6,667	6,667	-
John Shipley	May 2009	1,667	1,667	-
Julian Roman	April 2009	1,667	1,667	-
Julie Hale	April 2009	1,667	1,667	-
Justin McKinney	March 2009	1,667	1,667	-
Kristopher Kuehn	March 2009	1,667	1,667	-
Laura Chavez	April 2009	1,667	1,667	-
Leila Romero	March 2009	1,666	1,666	-
Lily Chavez	April 2009	1,667	1,667	-
Matthew Mena	January 2009	3,333	3,333	-
Michael Hale	January 2009	13,333	13,333	-
Omar Roman	June 2009	1,667	1,667	-
Paul Guerrero	April 2009	1,667	1,667	-
Pedro Gomez	April 2009	3,333	3,333	-
Pilar Colmenero	April 2009	1,667	1,667	-
Robert Mena	March 2009	1,667	1,667	-
Sergio Sierra	April 2009	1,666	1,666	-
Sherry Jameson	May 2009	1,667	1,667	-
Sue Kim	June 2009	1,667	1,667	-
Taek Han Yun	April 2009	3,333	3,333	-
Victoria Cannon	June 2009	1,667	1,667	-
	Totals	110,003	110,003	-

(1) All shares were purchased from the Company at $0.15 per share pursuant to Private Placements pursuant to an exemption from registration provided by Rule 506 of Regulation D.

(2) Assuming the sale of all shares registered herein.

Upon the effectiveness of this Registration Statement, the 10,000,000 outstanding shares of common stock not registered herein will be subject to the resale provisions of Rule 144. The 110,003 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

o	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	an exchange distribution in accordance with the rules of the applicable exchange;

o	privately-negotiated transactions;

o	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

o	a combination of any such methods of sale; and

o	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.15 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares offered herein, will be willing to pay considering the nature and capital structure of our Company, the experience of the officers and Directors, and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of our Company, or any other objective standard of value. We believe that only a small number of shares, if any, will be sold by the selling shareholders, prior to the time our common stock is quoted on the OTC Bulletin Board, at which time the selling shareholders will sell their shares based on the market price of such shares. The Company is not selling any shares pursuant to this Registration Statement and is only registering the re-sale of securities previously purchased from us.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

We have advised the Selling Security Holders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. The Selling Security Holders have agreed that neither them nor their agents will bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this Prospectus.

Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our common stock and the Company’s common stock has never been quoted on any market or exchange.  Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered. As of September 1, 2009, there were 10,110,003 shares of common stock outstanding, held by approximately 38 shareholders of record.

ADDITIONAL INFORMATION

Our fiscal year ends on August 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, the effectiveness of the Registration Statement of which this Prospectus is a part will trigger the Company’s obligation to file current and periodic reports with the Commission under Section 15(d) of the Securities Act of 1934, as amended. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.  David M. Loev, the manager of The Loev Law Firm, PC, beneficially owns 1,000,000 shares of our common stock.

FINANCIAL STATEMENTS

The Financial Statements included below are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Restaurant Concepts of America Inc. are filed as part of this Prospectus.

Table of Contents to Financial Statements

Unaudited Financial Statements:	Page

Balance Sheets as of May 31, 2009 and August 31, 2008	F-2

Statements of Operations for the Three and Nine Months Ended May 31, 2009 and the Period From August 1, 2008 (Inception) Through May 31, 2009	F-3

Statements of Cash Flows for the Nine Months Ended May 31, 2009 and the Period From August 1, 2008 (Inception) Through May 31, 2009	F-4

N Notes to Financial Statements	F-5

Audited Financial Statements

RESTAURANT CONCEPTS OF AMERICA, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	May 31,	August 31,
	2009	2008
	(unaudited)
ASSETS
Current assets
Cash	$3,481	$-

Total current assets	3,481	-

Total assets	$3,481	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued expenses	$13,275	$10,300
Loan payable – related party	10,150	-

Total current liabilities	23,425	10,300

Total liabilities	23,425	10,300

STOCKHOLDERS' DEFICIT

Preferred stock, $.001 par value, 10,000,000 shares authorized, no shares issued, and outstanding	-	-
Common stock, $.001 par value, 100,000,000 shares authorized,
10,000,000 shares issued and outstanding	10,000	10,000
Additional paid in capital	12,750	-
Deficit accumulated during the development stage	(42,694)	(20,300)
Total stockholders' deficit	(19,944)	(10,300)

Total liabilities and stockholders' deficit	$3,481	$-

See accompanying notes to financial statements

RESTAURANT CONCEPTS OF AMERICA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2009 AND THE
PERIOD FROM AUGUST 4, 2008 (INCEPTION) THROUGH MAY 31, 2009
(UNAUDITED)

	2009	2009
	Three	Nine	Inception
	Months Ended	Months Ended	Through
	May 31,	May 31,	May 31,
	2009	2009	2009

Operating expenses
General and administrative	$13,912	$22,394	$42,694

Net loss	$(13,912)	$(22,394)	$(42,694)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding:
Basic and diluted	10,000,000	10,000,000

See accompanying notes to financial statements

RESTAURANT CONCEPTS OF AMERICA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED MAY 31, 2009 AND THE
PERIOD FROM AUGUST 4, 2008 (INCEPTION) THROUGH MAY 31, 2009
(UNAUDITED)

	Nine	Inception
	Months Ended	Through
	May 31,	May 31,
	2009	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(22,394)	$(42,694)
Adjustment to reconcile net loss to net cash used
in operating activities
Common stock issued for services	-	10,000
Changes in:
Accounts payable and accrued expenses	2,975	13,275
NET CASH USED IN OPERATING ACTIVITIES	(19,419)	(19,419)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from private placement	12,750	12,750
Proceeds from shareholder loan	10,150	10,150
NET CASH PROVIDED BY FINANCING ACTIVITIES	22,900	22,900

NET INCREASE IN CASH	3,481	3,481
Cash, beginning of period	-	-
Cash, end of period	$3,481	$3,481

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to financial statements

RESTAURANT CONCEPTS OF AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The  accompanying unaudited interim financial statements of Restaurant Concepts of America, Inc (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in Restaurant Concepts of America, Inc. Form S-1 Registration Statement. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal year ended August 31, 2008, as reported in the Private Placement Memorandum, have been omitted.

NOTE 2 – LOAN PAYABLE – RELATED PARTY

The company entered into a promissory note with the President/CEO of the Company, David Cho, in the amount of $10,150 (ten thousand one hundred fifty US dollars) dated October 7, 2008.  The note and accrued interest at 8% (eight percent) per annum are due and payable on October 7, 2009, which amount is unsecured.   Interest expense accrued through May 31, 2009 is $535.

NOTE 3 – STOCK ISSUANCE

The company received cash proceeds of $12,750 during the period ending May 31, 2009 in a private placement of 85,000 shares of common stock to accredited and non-accredited investors.  The shares were sold at $.15 per share.  The shares have not been issued as of May 31, 2009.

NOTE 4 – COMMITMENT

The Company has committed to pay its SEC counsel a total of $37,500 pursuant to an Engagement Agreement in consideration for legal services rendered in connection with the Company’s private placement and registration statement. A total of $10,000 has been paid to date, $10,000 was due upon the completion of the Company’s private placement, of which $2,500 has been paid to date, an additional $10,000 is due upon filing of the registration statement, an additional $3,750 is due upon the filing of an amended registration statement and $3,750 is due upon effectiveness of the registration statement.

NOTE 5– SUBSEQUENT EVENTS

The company received cash proceeds of $3,250 in the private placement for 21,669 shares of common stock to accredited and non-accredited investors for $.15 per share during June 2009.  These shares have not been issued.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Restaurant Concepts of America Inc.
(A Development Stage Company)
Austin, TX  78717

We have audited the accompanying balance sheet of Restaurant Concepts of America Inc. (the “Company”) as of August 31, 2008, and the related statements of operations, stockholders' deficit, and cash flows for the period from August 1, 2008 (inception) through August 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Restaurant Concepts of America Inc. as of August 31, 2008, and the results of its operations and its cash flows for the period from August 1, 2008 (inception) through August 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the financial statements, the Company's absence of significant revenues, loss from operations, and its need for additional financing in order to fund its projected loss in 2009 raise substantial doubt about its ability to continue as a going concern. The 2008 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP

Houston, Texas
December 1, 2008

RESTAURANT CONCEPTS OF AMERICA INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

August 31,
2008
ASSETS
Current assets
Cash	$-

Total current assets	-

Total assets	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$10,300

Total current liabilities	10,300

Total liabilities	10,300

STOCKHOLDERS' DEFICIT

Preferred stock, $.001 par value, 10,000,000 shares authorized,
0 shares issued, and outstanding	-
Common stock, $.001 par value, 100,000,000 shares authorized,
10,000,000 shares issued and outstanding	10,000
Additional paid in capital	-
Deficit accumulated during the development stage	(20,300)
Total stockholders' deficit	(10,300)

Total liabilities and stockholders' deficit	$-

See accompanying notes to financial statements

RESTAURANT CONCEPTS OF AMERICA INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD AUGUST 1, 2008 (INCEPTION) THROUGH AUGUST 31, 2008

Inception
Through
August 31,
2008

Operating expenses
General and administrative	$20,300

Net loss	$(20,300)

Net loss per share:
Basic and diluted	$(0.00)

Weighted average shares outstanding:
Basic and diluted	10,000,000

See accompanying notes to financial statements

RESTAURANT CONCEPTS OF AMERICA INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE PERIOD AUGUST 1, 2008 (INCEPTION) THROUGH AUGUST 31, 2008

				Deficit
			Additional	Accumulated	Total
	Common Stock		Paid-in	During the	Stockholders'
	Shares	Amount	Capital	Development Stage	Deficit

Balance at August 1, 2008	-	$-	$-	$-	$-

Share issued to founders for services	10,000,000	10,000	-	-	10,000

Net Loss				(20,300)	(20,300)

Balance at August 31, 2008	10,000,000	$10,000	$-	$(20,300)	$(10,300)

See accompanying notes to financial statements

RESTAURANT CONCEPTS OF AMERICA INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD AUGUST 1, 2008 (INCEPTION) THROUGH AUGUST 31, 2008

Inception
Through
August 31,
2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(20,300)
Adjustment to reconcile net loss to net cash used
in operating activities
Common Stock issued for services	10,000
Changes in:
Accounts payable	10,300
NET CASH USED IN OPERATING ACTIVITIES	-

NET INCREASE IN CASH	-
Cash, beginning of period	-
Cash, end of period	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See accompanying notes to financial statements

RESTAURANT CONCEPTS OF AMERICA INC.
 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS

Restaurant Concepts of America, Inc (the “Company” or “the Nevada Corporation”) is a development stage company.  The Company was incorporated under the laws of the State of Nevada on August 1, 2008.

The Company was formed for the purpose of specializing in the development and expansion of proven independent restaurant concepts into multi-unit locations through corporate owned stores, licensing, and franchising opportunities. There are compelling opportunities in the restaurant industry to acquire proven independent restaurant concepts and expand through the opening of corporate owned stores offering franchise opportunities.  The Company envisions that there will be acquisition opportunities in the sandwich, bakery-cafe, quick, casual dining and family dining segments of the restaurant industry.

The Company’s fiscal year end is August 31.

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES

Development Stage Policy

The Company complies with the Financial Accounting Standards Board Statement no. 7 “Accounting and Reporting by Development Stage Enterprises” in its characterization of the Company as a development stage enterprise.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Share-Based Payment

The Company accounts for employee and non-employee stock awards under SFAS 123(R), whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes”. This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely then not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.  The Company records a valuation allowance to reduce any deferred tax assets to the amount that is more likely than not to be realized.

Fair Value of Financial Instruments

The amounts reported in the balance sheets for cash, and accounts payable are short-term in nature and their carrying values approximate fair values.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – FINANCIAL CONDITION AND GOING CONCERN

For the period ended August 31, 2008, the Company incurred a net loss of $20,300, and had a working capital deficit of $10,300.  Because of the current period loss, the Company will require additional working capital to develop and/or renew its business operations.

The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company’s working capital requirements.  To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient to support the Company’s working capital requirements, the Company will have to raise additional working capital from additional financing.  No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.  If adequate working capital is not available, the Company may not renew or continue its operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - CAPITAL STOCK

The Company’s authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share and 10,000,000 shares of blank check preferred stock with a par value of $0.001 per share.

During the month of August 2008, the Company issued 10,000,000 shares of common stock to the founders at fair value for services rendered in connection with the organization of the company.

NOTE 5 – INCOME TAXES

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. The provision for income taxes differs from the result which would be obtained by applying the statutory income tax rate of 34% to income before income taxes due to the change in valuation allowance.

At August 31, 2008, deferred tax assets consisted of the following:

Deferred tax assets
Net operating losses	$6,900
Less: valuation allowance	(6,900)

Net deferred tax asset	$-

At August 31, 2008, the Company had an unused net operating loss carry-forward approximating $20,300 that is available to offset future taxable income; the loss carry-forward will start to expire in 2029.

NOTE 6 – SUBSEQUENT EVENTS

The company entered into a promissory note with the President/CEO of the Company, David Cho, for ten thousand one hundred fifty US dollars ($10,150) dated October 7, 2008.  The note and accrued interest at eight percent (8%) per annum is due and payable on October 7, 2009 and is unsecured.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) Days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$0.92
Attorney's fees and expenses	20,000	.00*
Accountant's fees and expenses	10,000	.00*
Transfer agent's and registrar fees and expenses	1,000	.00*
Printing and engraving expenses	1,000	.00*
Miscellaneous expenses	500	.00*

Total	$32,500	.92*

* Estimated

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

In August 2008, in connection with the Company’s formation, we issued an aggregate of 10,000,000 shares of our common stock, including 5,500,000 shares to David Cho, our President, Chief Executive Officer, and Director, in connection with his services to us as President, Chief Executive Officer, and Director, 3,500,000 shares to Pete Wainscott, our Director, in consideration for his services to us as our Director and 1,000,000 shares to our legal counsel, David M. Loev, in consideration with services rendered in connection with our formation. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

In January 2009, in connection with an offering of up to $150,000 or 1,000,000 shares of the Company’s common stock at a price of $0.15 per share (the “Offering”), the Company sold an aggregate of 46,666 shares of common stock to six investors for aggregate consideration of $7,000.  The Company claims an exemption provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended.

From March through June 2009, in connection with the Offering, the Company sold an aggregate of 63,337 shares of common stock to nineteen investors for aggregate consideration of $9,500.55.  The Company claims an exemption provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

Exhibit 3.1(1)	Articles of Incorporation

Exhibit 3.2(1)	Bylaws

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 10.1(1)	Promissory Note with David Cho

Exhibit 10.2(2)	Consulting Agreement with Restaurant Growth Partners

Exhibit 23.1*	Consent of LBB & Associates Ltd., LLP

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

* Filed herewith.

(1) Filed as exhibits to the Company’s Form S-1 Registration Statement filed with the Commission on July 10, 2009, and incorporated herein by reference.

(2) Filed as an exhibit to the Company’s Form S-1/A Registration Statement filed with the Commission on September 4, 2009, and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)	To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.	That, for the purpose of determining liability under the Securities Act:

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Austin, Texas, on September 18, 2009 .

RESTAURANT CONCEPTS OF AMERICA INC.

By: /s/ David Cho
David Cho
Chief Executive Officer
(Principal Executive Officer and
Principal Accounting Officer),
President, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ David Cho
David Cho
Chief Executive Officer
(Principal Executive Officer and
Principal Accounting Officer),
President, Treasurer and Director

September 18, 2009

/s/ Pete Wainscott
Pete Wainscott
Director

September 18, 2009